Exhibit 99.1

EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM, DATED JANUARY 19, 2021

Redemption of Certain Notes

We currently intend to redeem (i) our 4 1⁄4% Senior Notes due 2023 in full on or subsequent to May 15, 2021, (ii) Targa Pipeline Partners LP’s (“TPL”) 5 7⁄8% Senior Notes due 2023 in full subsequent to February 1, 2021, and (iii) TPL’s 4 3⁄4% Senior Notes due 2021 in full prior to its maturity date. This offering memorandum is not a notice of redemption. Our ultimate determination to redeem notes is subject to certain factors beyond our control, including macroeconomic factors, the interest rate environment and general market conditions.

Certain Information Regarding Indebtedness of Targa Resources Partners LP and Targa Resources Corp.

As of January 15, 2021, we had $280.0 million in borrowings outstanding under the TRP Credit Facility and $44.4 million in letters of credit outstanding. As of January 15, 2021, Targa had $570.0 million in borrowings outstanding under the TRC Credit Facility and no letters of credit outstanding.